Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement Form S-3 (“Form S-3”) of Gulfport Energy Corporation of our report dated April 14, 2004 relating to the audit of the statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2003, which appears in this Form S-3. We consent to the reference to our firm under the caption “Experts.”

/s/ Hogan & Slovacek

Oklahoma City, Oklahoma

July 7, 2005